                                                                    EXHIBIT 11.1

                           CITYSCAPE FINANCIAL CORP.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                -------------------------------
                                                                   1996                1995
                                                                -----------         -----------
                           PRIMARY
Net earnings applicable to common
  stock.......................................................  $34,813,977         $ 7,213,459
                                                                ===========         ===========
Weighted average common shares................................   29,325,440          20,251,368
Adjustment to common shares:
  Assume exercise of stock options or warrants................    1,105,159           2,165,224
                                                                -----------         -----------
Weighted average primary shares...............................   30,430,599          22,416,592
                                                                ===========         ===========
EARNINGS PER COMMON SHARE.....................................  $      1.14         $      0.32
                                                                ===========         ===========

                                                                              NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                              1996 ------------
                             FULLY DILUTED(1)
Net earnings applicable to common stock...................................       $34,813,977
Adjustment to net earnings:
  Add: After-tax interest expense from Convertible Debentures.............         2,137,965
                                                                                 -----------
Adjusted net earnings applicable to common stock..........................       $36,951,942
                                                                                 ===========
Weighted average common shares............................................        29,325,440
Adjustment to common shares:
  Assume conversion of Convertible Debentures.............................         2,937,956
  Assume exercise of stock options........................................         1,160,502
                                                                                 -----------
Weighted average fully diluted shares.....................................        33,423,898
                                                                                 ===========
EARNINGS PER COMMON SHARE.................................................       $      1.11
                                                                                 ===========

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(1) Fully diluted earnings per share were not presented for the 1995 periods because the Convertible Debentures were not issued until 1996.